UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 17, 2014

LOAD GUARD LOGISTICS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-186321	45-0692882
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6317 SW 16th Street
 Miami, FL 33155
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  (786) 505-4434

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On October 17, 2014, Load Guard Logistics, Inc., a Nevada corporation (the "Registrant" or "We"), Nemus, a California corporation ("Nemus"), a newly-created, wholly-owned subsidiary of the Registrant, Nemus Acquisition Corp., a California corporation (the "Acquisition Sub"), and a newly-created, wholly-owned subsidiary of the Registrant, Nemus Bioscience, Inc., a Nevada corporation (the "Name Change Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement").  The Merger Agreement contemplates Acquisition Sub will merge with and into the Nemus, with Nemus surviving with each share of Nemus being exchanged for 12,880,000 shares of the Registrant (the "Merger"), and Name Change Merger Sub will merge with and into the Registrant, with the Registrant surviving.  In connection with the latter merger, the Registrant will change its name to "Nemus Bioscience, Inc."

The Merger Agreement provides that as a condition to closing We shall have consummated a forward split of 2.36 to 1 of each outstanding share of common stock, which will increase the total number of issued and outstanding shares of the Registrant's common stock to 8,551,460 immediately prior to the closing of the Merger.  The Merger Agreement also provides that as a condition to closing We shall cancel 5,431,460 shares of our common stock held by our officers and directors such that the number of shares of our common stock outstanding immediately preceding the closing of the Merger Transaction will not exceed 3,120,000.

This brief description of the Merger Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated by reference herein.

The Registrant cannot guarantee that the merger with Nemus will be consummated, or that it will be consummated on or before October 29, 2014.

Item  8.01 Other Events.

 On October 17, 2014, the Registrant's Board of Directors authorized 2.36-for-1 stock split ("Forward Split") of its issued and outstanding common stock. The record date for the Forward Split is October 28, 2014.  The effective date for the Forward Split will be October 29, 2014, subject to approval by the OTC Corporate Actions office of FINRA.  Prior to the Forward Split, there are 3,623,500 shares issued and outstanding.  Following the Forward Split, there will be approximately 8,551,460 shares issued and outstanding. Our common stock will continue to be $.001 par value.  Fractional shares will be rounded upward. The Forward Split is payable upon surrender of existing certificates to our transfer agent, ClearTrust, LLC.

In connection with the Forward Split, the Registrant will file a Certificate of Change with the State of Nevada to effect the Forward Split of the Registrant's authorized and outstanding shares of common stock with an effective date of filing of October 29, 2014.  The Certificate of Change provides that our authorized number of shares of common stock increases from 100,000,000 to 236,000,000.

Item 9.01 Exhibits.
The following exhibits are filed with this report on Form 8-K.
Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger by and among the Registrant, Nemus, Nemus Acquisition Corp. and Nemus Bioscience, Inc. dated October 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Load Guard Logistics, Inc.

October 17, 2014	/s/ Yosbani Mendez
Yosbani Mendez, President